Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Great Plains Funds:

We consent to the use in Post-Effective Amendment No. 4 to Registration Statement (No. 333-31137) of Great Plains Funds (comprised of the following portfolios: Great Plains Equity Fund, Great Plains Intermediate Bond Fund, Great Plains Premier Fund, and Great Plains Tax-Free Bond Fund) of our report dated October 9, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
October 26, 1998